SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2002

REVCARE, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-17192	84-1061382
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 Orange Avenue, Suite 200, Cypress, CA	90630
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 995-0627
N/A
(Former name or former address, if changed since last report)

Item 5.    Other Events

We have not yet filed our annual report on Form 10-KSB for the fiscal year ended September 30, 2002, or our quarterly reports on Form 10-QSB for the fiscal quarters ended December 31, 2002 and March 31, 2003.  We are working diligently to complete the audit of our financial statements and the related information necessary to file these reports.  However, as further described below, we are not certain as to when we will be in a position to file our reports, and are filing this current report on Form 8-K to provide information regarding a number of events that have occurred since our last filing of our Form 10-QSB for the fiscal quarter ended June 30, 2002 with the Securities and Exchange Commission.

We engaged Grant Thornton LLP to audit our consolidated financial statements for the fiscal year ended September 30, 2002.  Grant Thornton LLP has not yet completed its audit.  All financial statements accompanying the reports we are preparing to file with the SEC have been prepared assuming that we will continue as a going concern.  However, during the course of the audit work, Grant Thornton LLP informed us of the possibility that its audit report may contain a statement to the effect “that factors discussed in the financial statements raise substantial doubt about the Company’s ability to continue as a going concern.”  During this process, we discussed with Grant Thornton LLP certain steps to improve our cash and liquidity position:

•                  extending the maturity date of our related party indebtedness and subordinating this debt to a new line of credit;

•                  obtaining a new line of credit to replace the existing smaller and more expensive line of credit;

•                  completing a sale and leaseback of our corporate facility; and

•                  continuing to implement initiatives to improve our financial performance.

On December 27, 2002, we filed a Form 12-b25, Notification of Late Filing, stating that we would be delayed in filing our annual report on Form 10-KSB for the fiscal year ended September 30, 2002, due to be filed with the SEC on December 31, 2002.  At that time, our filing was delayed because we were unable to provide Grant Thornton LLP, who was auditing us for the first time, with certain information necessary to complete its audit work.  This was coupled with the unexpected absences of accounting employees due to illness.  As we continued to work to complete our financial statements and information for the fiscal year, we took several actions to improve our cash and liquidity position.

On January 8, 2003, we negotiated the extension of our related party indebtedness.  As previously reported, in conjunction with our acquisition of our subsidiary Orange County Professional Services on August 14, 2000, we issued $3,675,000 of secured convertible promissory notes to shareholders and officers of the subsidiary, including Russ Mohrmann and

Rob Perez, current employees.  The notes were due to mature in January 2003.  On January 8, 2003, we entered into various agreements with Mr. Mohrmann (and his affiliated entities) and Mr. Perez in which we agreed, among other things, to all of the following:

•                  extend the maturity dates of the notes to January 5, 2004

•                  provide for the subordination of the notes held by Messrs. Mohrmann (and his affiliated entities) and Perez to the new indebtedness that we were negotiating with a new lender

•                  include all accrued but unpaid interest owed under the notes in principal amounts owed under the amended and restated notes

•                  provide for additional possible events of default under the notes

•                  provide for aggregate cash payments of $445,000 to Messrs. Mohrmann and Perez by no later than March 31, 2003 (which was later extended to the closing of the sale and leaseback transaction)

•                  provide for additional remedies in the event of default under the security agreement

•                  extend the terms of Messrs. Mohrmann and Perez’s employment arrangements

•                  amend Mr. Mohrmann’s employment arrangements to grant him an option to purchase 50,000 shares of our common stock at $0.25 per share and the right to a board seat while the notes remained outstanding (Mr. Mohrmann has not yet exercised this right)

Copies of the agreements implementing these arrangements are filed as Exhibits 10.1 through 10.8 to this Form 8-K and incorporated herein by reference.

We previously entered into a revolving line of credit agreement with Mr. Mohrmann and our chief executive officer, Manuel Occiano, on September 28, 2001.  The agreement permits us to borrow up to $350,000.  The line of credit is unsecured and was due to expire on January 2, 2003.  On January 2, 2003, we entered into an amendment (the “Second Amendment to Credit Line”) with Messrs. Mohrmann and Occiano in which the maturity date was extended to January 2, 2004.  A copy of the Second Amendment to Credit Line is filed as Exhibit 10.9 to this Form 8-K and incorporated herein by reference.

At January 13, 2003, when our Form 10-KSB was due, Grant Thornton LLP had not completed the audit of our financial statements.  At that time, we were negotiating the terms and conditions of a line of credit with Bridge Bank, National Association (“Bridge Bank”) and the sale and leaseback of our corporate facility with SCP Park Meadows, LLC (“SCP”).  As further described below, we anticipated that both transactions would be completed in the near term.  Therefore, we requested Grant Thornton LLP to postpone the completion of its field work in connection with its audit until we consummated these transactions.  Certain aspects of these transactions took considerably longer than we projected.

On February 11, 2003, we entered into a Business Financing Agreement (“Financing Agreement”) with Bridge Bank.  Copies of the Financing Agreement and related instruments are filed as Exhibits 10.10 through 10.12 to this Form 8-K and incorporated herein by reference.  We may borrow up to $2,500,000 under the conditions set forth in the Financing Agreement and the outstanding balance of principal and accrued interest under this Financing Agreement was $909,451.06 at July 7, 2003.  Our obligations under the Financing Agreement are secured by first priority liens in all of our assets and the assets of our subsidiaries pursuant to the terms and conditions of security agreements.  Our obligations are guaranteed by our subsidiaries under the terms and conditions of guaranties.

Medical Control Services, Inc. (“MCSI”), our subsidiary which held title to our corporate facility, entered into a nonbinding letter of intent with SCP for the sale and leaseback of the facility on January 2, 2003.  The letter of intent contemplated a close of escrow by the beginning of March 2003.  It turned out that the purchase agreement was not executed until March 24, 2003, when MCSI and SCP entered into a Standard Offer, Agreement and Escrow Instructions for Purchase of Real Estate (the “Purchase Agreement”), as amended by an Addendum to Standard Offer, Agreement and Escrow Instructions for Purchase of Real Estate dated March 24, 2003 (the “Addendum”).  The Purchase Agreement and the Addendum are filed as Exhibits 10.13 and 10.14, respectively, to this Form 8-K and incorporated herein by reference.  The Purchase Agreement provided for the sale of the property for $5,834,000, payable in cash at the closing of the transaction.  The expected closing date was April 15, 2003.  The Purchase Agreement was further amended eight times between April 15, 2003 and May 19, 2003, each time to extend the expected closing date while we negotiated with SCP regarding the terms and conditions of our leaseback of the property and other issues related to the transaction.  On May 21, 2003, the sale of the property to SCP was completed and we entered into a Lease Agreement dated May 21, 2003 with SCP (the “Lease”).  The net proceeds from the sale of the property, after paying off the existing mortgage on the property and paying commissions and expenses, equaled $2,441,322.  It is likely that the accounting treatment for the transaction will be as a direct financing rather than as a sale and leaseback.  The Lease is filed as Exhibit 10.15 to this Form 8-K and incorporated herein by reference.  The Lease provides, among other things, all of the following:

•                  a twelve year term, with two additional renewal options of five years each

•                  base rent of $53,937 per month for the first three years of the Lease, with annual  adjustments thereafter based on an index, subject to minimum and maximum annual increases

•                  a tenant improvement allowance of $50,000

•                  our responsibility for various costs, including those associated with maintaining, insuring, repairing and replacing items on the property

•                  security deposits in the form of two irrevocable letters of credits totaling $1,050,000, $400,000 of which is subject to release if we satisfy specified conditions (the letters of credit are filed as Exhibits 10.16 and 10.17 to this Form 8-K and incorporated herein by reference)

•                  our option to repurchase the property between the third and fifth years of the Lease term at a purchase price equal to the amount determined by dividing the annual base rent that otherwise would have been payable for the 12 months following the closing of the repurchase of the property by 8.5%

•                  our option to terminate the Lease between the third and fifth years of the Lease upon payment of a termination fee equal to 50% of the amount equal to the net present value of the aggregate base rent payments remaining through the Lease, using a discount rate of 8.5%

During the period of January 13, 2003 through May 19, 2003, we periodically updated Grant Thornton LLP as to the status of the financing and sale and leaseback transactions.  In mid May 2003, Grant Thornton LLP returned to our offices to complete its field work for the September 30, 2002 audit necessary to file the 10-KSB (as well as to conduct reviews to support the 10-QSBs for the quarters ended December 31, 2003 and March 31, 2003).  This field work is continuing.

We provide revenue cycle management primarily for healthcare providers, including receivables collection services.  With respect to our collection services, we collect our clients’ funds from third party debtors and deposit the funds into a client account.  Commencing in approximately September 2001, in some cases where California-based delinquent debt collection clients did not have an agreement with us which required us to maintain the funds collected on the clients’ behalf in a separate account, we transferred funds from the client account to our general operating account.  In addition, in some instances, we withheld payment of amounts owed to our clients for 90 to 120 days, and sometimes longer.  Upon learning of the extent of these practices in August 2002, our majority shareholder, FBR Financial Services Partners, L.P. (“FBR”), agreed to loan us $1,000,000 pursuant to an unsecured convertible promissory note in order to provide us with operating funds to reduce the collections payable to certain of our delinquent debt collection clients.  (FBR also provided us with $100,000 pursuant to an unsecured promissory note for unrelated general operating needs in July 2002.)  Copies of the promissory notes are filed as Exhibit 10.18 and 10.19 to this Form 8-K and incorporated herein by reference.

On June 12, 2003, we received a letter from Grant Thornton LLP raising certain matters with respect to our collection services practices regarding certain California-based delinquent debt collection clients.  In operating our business, we have relied upon the repeal of previous California statutes requiring segregation of client funds by collection agencies when our client contract did not contain an express provision requiring segregation.  We have now determined, despite the lack of clear authority, that the practice of transferring client funds to operating accounts or delay in remitting funds might be deemed a breach of our obligations.  Since we are unable to determine definitively if this is the case, we have taken and are taking additional steps to address these practices.  Client funds are no longer transferred to our operating accounts for any reason (other than funds owed to the Company for its services to which it is contractually entitled).  As a result of the successful completion of the sale and leaseback transaction in May 2003, we reduced the collections payable to certain of our delinquent debt collection clients by approximately $520,000.  The collections payable in arrears as of June 30, 2003 was $1,896,175.  We are negotiating a possible financing of convertible debt by FBR so that we may further reduce the amount of collections payable.  FBR has advised us that the financing could be consummated by mid-July 2003 and the funds remitted to the clients as soon thereafter as the client statements may be processed, provided FBR reaches agreement with Mr. Mohrmann to subordinate his debt to FBR’s new financing and to extend his debt for an additional six months, as well as certain other conditions.  Mr. Perez has already agreed to subordinate and extend his indebtedness.  Bridge Bank’s approval of the transaction will be necessary if the financing is in the form of indebtedness.  However, FBR’s indebtedness would be subordinate to Bridge Bank.  Therefore, we believe such approval will be forthcoming.  In addition to taking these steps to bring the collection payables current, we are also performing a review, led by FBR, of our processes and procedures to identify potential areas of improvement.

Taking into consideration the previous modifications to our related party indebtedness, the Bridge Bank line of credit and the sale and leaseback transaction, together with the fact that we are now nine months into our current fiscal year, we believe that we have significantly improved our financial position.  We continue to explore and implement certain initiatives to further improve our financial performance.  We believe our position will be even further enhanced if the FBR financing is consummated.  However, there can be no assurance that such financing will be arranged on terms satisfactory to us, or at all or that, even if such additional financing is arranged, Grant Thornton LLP will issue an opinion on our September 30, 2002 financial statements that is free from a going concern modification.

As previously reported, we entered into a three-year employment agreement with Mr. Occiano on May 30, 2000.  The employment agreement expired on May 30, 2003 when the Company exercised its right to stop the automatic renewal of the agreement and Mr. Occiano’s employment is now on an “at will” basis.

Prior to February 19, 2003, our common stock was quoted on the Over the Counter Bulletin Board (“OTCBB”).  On February 19, 2003, our common stock was removed from the OTCBB due to our failure to file our annual report on Form 10-KSB for the fiscal year ended September 30, 2002 and our quarterly report on Form 10-QSB for the fiscal quarter ended December 31, 2002.

The foregoing summary of the matters described on this Current Report on Form 8-K is subject to, and qualified in its entirety by, the exhibits to this Form 8-K.

The statements made in this Current Report on Form 8-K contain certain forward-looking statements that involve a number of risks and uncertainties. Actual events or results may vary materially from those expressed, implied or projected by such statements.  For example, our ability to obtain additional financing, whether our auditor will issue an opinion on our September 30, 2002 financial statements that is free from a going concern modification, the timing and success of our initiatives to improve our financial performance, the level of overall growth in the receivable management industry and the impact of increased competition, our ability to secure new customers and maintain our current customer base and the risk factors listed from time to time in our SEC filings including but not limited to our annual report on Form 10-KSB for the year ended September 30, 2001 and Form 10-QSB for the quarter ended June 30, 2002, may affect the actual results achieved by us.  These forward-looking statements represent our judgment as of the date of this Current Report.  We disclaim, however, any intent or obligation to update these forward-looking statements.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(a)           Not applicable

(b)           Not applicable

(c)           Exhibits.

As noted above, the following exhibits (all of which are incorporated herein by reference) are attached to this Form 8-K:

Exhibit No.	Exhibit

10.1	Modification Agreement dated as of January 8, 2003 by and between the Registrant and Russ Mohrmann

10.2	Modification Agreement dated as of January 8, 2003 by and between the Registrant and Rob Perez

10.3	Amended and Restated Secured Convertible Promissory Note dated January 8, 2003 issued by the Registrant in favor of Russ Mohrmann and Suzette Mohrmann

10.4	Amended and Restated Secured Convertible Promissory Note dated January 8, 2003 issued by the Registrant in favor of RBA Rem-Care, Inc.

10.5	Amended and Restated Secured Convertible Promissory Note dated January 8, 2003 issued by the Registrant in favor of Insource Medical Solutions, Inc.

10.6	Amended and Restated Secured Convertible Promissory Note dated January 8, 2003 issued by the Registrant in favor of Hospital Employee Labor Pool

10.7	Amended and Restated Security Agreement dated January 8, 2003 by and among the Registrant and the persons listed on the signatures pages thereto

10.8	Amended and Restated Employment Agreement dated January 8, 2003 by and between the Registrant and Russ Mohrmann

10.9	Second Amendment dated January 2, 2003 by and among the Registrant and Manny Occiano and Russ Mohrmann

10.10	Business Financing Agreement dated as of February 11, 2003 by and between the Registrant and Bridge Bank, National Association

10.11	Form of Security Agreement dated of February 11, 2003 by and between the Registrant, its subsidiaries and Bridge Bank, National Association

10.12	Form of Guaranty dated of February 11, 2003 by and between the Registrant’s subsidiaries and Bridge Bank, National Association

10.13	Standard Offer, Agreement and Escrow Instructions for Purchase of Real Estate dated March 24, 2003 by and between the Registrant’s subsidiary, Medical Control Services, Inc., and SCP Park Meadows, LLC

10.14

Addendum to Standard Offer, Agreement and Escrow Instructions for Purchase of Real Estate dated March 24, 2003 by and between the Registrant’s subsidiary, Medical Control Services, Inc. and SCP Park Meadows, LLC

10.15	Lease Agreement dated May 21, 2003 by and between the Registrant and SCP Park Meadows, LLC

10.16	$650,000 Irrevocable Standby Letter of Credit issued by Union Bank of California in favor of SCP Park Meadows LLC dated May 19, 2003

10.17	$400,000 Irrevocable Standby Letter of Credit issued by Union Bank of California in favor of SCP Park Meadows LLC dated May 19, 2003

10.18	$1,000,000 Convertible Promissory Note September 19, 2002 issued by the Registrant in favor of FBR Financial Services Partners, L.P.

10.19	$100,000 Promissory Note dated July 21, 2002 issued by the Registrant in favor of FBR Financial Services Partners, L.P.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 10, 2003

REVCARE, INC.

By	/s/ Manuel Occiano
Name:	Manuel Occiano
Title:	Chief Executive Officer